UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2014

WESTERN REFINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32721	20-3472415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 West Mills Avenue, Suite 200

El Paso, Texas 79901

(Address of principal executive office) (Zip Code)

(915) 534-1400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 15, 2014, Western Refining, Inc. (the “Western”) completed its previously announced sale to Western Refining Logistics, LP (the “Partnership”) of the outstanding limited liability company interests of Western Refining Wholesale, LLC (“WRW”), which owns primarily all of Western’s southwest wholesale assets (the “Business”), pursuant to a Contribution, Conveyance and Assumption Agreement, dated September 25, 2014, as amended (the “Contribution Agreement”), by and among Western, the Partnership, Western Refining Southwest, Inc., a wholly-owned indirect subsidiary of Western (“WRSW”), and Western Refining Logistics GP, LLC, the general partner of the Partnership (the “General Partner”). Pursuant to the Contribution Agreement, Western sold to the Partnership all of the outstanding limited liability company interests of WRW in exchange for total consideration of $360 million, comprised of approximately $320 million in cash and the issuance of approximately 1.16 million common units representing limited partner interests in the Partnership (collectively with the Commercial Agreements (as defined below), the “Transaction”).

Item 1.01. Entry into a Material Definitive Agreement.

Product Supply Agreement

In connection with the closing of the Contribution Agreement, on October 15, 2014, Western Refining Company, L.P. (“WRC”), WRSW (together with WRC, collectively, the “Sellers”), and, solely for the purposes of section 3.7 thereof, Western entered into a Product Supply Agreement with WRW (the “Product Supply Agreement”) whereby the Sellers have agreed to supply and WRW has agreed to purchase approximately 79,000 barrels per day of refined products for sale to WRW’s wholesale customers. The Product Supply Agreement includes product pricing based upon OPIS or Platts indices on the day of delivery. The Product Supply Agreement also contains, subject to certain exceptions, a covenant restricting Western’s ability to compete in certain wholesale activities in the southwest United States (a “restricted business”). If Western acquires assets relating to the restricted business or an entity that engages in a restricted business, in each case, the value of which exceeds certain thresholds, the Partnership will have the right to acquire, on an exclusive basis, the restricted business so acquired at fair market value within a certain period of time. The Product Supply Agreement has an initial ten-year term.

The foregoing description of the Product Supply Agreement is not complete and is qualified in its entirety by reference to the text of the Product Supply Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Fuel Distribution and Supply Agreement

In connection with the closing of the Contribution Agreement, on October 15, 2014, WRW entered into a Fuel Distribution and Supply Agreement with WRSW (the “Fuel Distribution Agreement”) whereby WRSW has agreed to purchase a minimum of 645,000 barrels per month of branded and unbranded motor fuels for its retail and cardlock businesses at a price equal to WRW’s product cost at each terminal, plus taxes, fees and actual transportation costs, plus a margin of $0.03 per gallon. Under the Fuel Distribution Agreement, WRSW is obligated to offer WRW the first opportunity to satisfy all of its incremental branded and unbranded motor fuel requirements. The Fuel Distribution Agreement has an initial ten-year term.

The foregoing description of the Fuel Distribution Agreement is not complete and is qualified in its entirety by reference to the text of the Fuel Distribution Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated in this Item 1.01 by reference.

Crude Oil Trucking Transportation Services Agreement

In connection with the closing of the Contribution Agreement, on October 15, 2014, the Sellers entered into a Crude Oil Trucking Transportation Services Agreement with WRW (the “Crude Trucking Agreement” and together with the Product Supply Agreement and the Fuel Distribution Agreement, the “Commercial Agreements”) whereby the Sellers have agreed to utilize WRW’s crude oil trucks to haul a minimum of 1.525 million barrels of crude oil each month. The Sellers have agreed to pay a per barrel fee based on the distance between the applicable pick-up and delivery points, plus, monthly fuel adjustments and customary applicable surcharges. The Crude Trucking Agreement has an initial ten-year term.

The foregoing description of the Crude Trucking Agreement is not complete and is qualified in its entirety by reference to the text of the Crude Trucking Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated in this Item 1.01 by reference.

A copy of the Contribution Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Western with the Securities and Exchange Commission on October 1, 2014 and is incorporated herein by reference.

Relationships

Each of the Partnership, the General Partner, WRSW and WRW is a direct or indirect subsidiary or affiliate of Western. As a result, certain individuals, including officers and directors of Western, the Partnership and the General Partner, serve as officers and/or directors of more than one of such other entities. Western owns through its wholly-owned subsidiaries 8,158,592 common units (including the approximately 1.16 million common units issued to Western in connection with the closing of the Transaction) representing limited partner interests of the Partnership and 22,811,000 of the subordinated units representing limited partner interests in the Partnership. In addition, the General Partner owns a non-economic general partner interest in the Partnership.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required, the information set forth under “Introductory Note” and Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. A copy of the Contribution Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Western with the Securities and Exchange Commission on October 1, 2014 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 15, 2014, Western and the Partnership issued a joint press release announcing the consummation of the Transaction, including entry into the Commercial Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1†	Product Supply Agreement, dated October 15, 2014, by and among Western Refining Southwest, Inc., Western Refining Company, L.P. and Western Refining Wholesale, LLC.

10.2†	Fuel Distribution and Supply Agreement, dated October 15, 2014, by and between Western Refining Wholesale, LLC and Western Refining Southwest, Inc.

10.3†	Crude Oil Trucking Transportation Services Agreement, dated October 15, 2014, by and among Western Refining Wholesale, LLC, Western Refining Company, L.P. and Western Refining Southwest, Inc.

99.1	Joint Press Release of Western Refining Logistics, LP and Western Refining, Inc. issued October 15, 2014.

†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed October 16, 2014. Such provisions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN REFINING, INC.

Dated: October 16, 2014	By:	/s/ Gary R. Dalke
	Name:	Gary R. Dalke
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1†	Product Supply Agreement, dated October 15, 2014, by and among Western Refining Southwest, Inc., Western Refining Company, L.P. and Western Refining Wholesale, LLC.

10.2†	Fuel Distribution and Supply Agreement, dated October 15, 2014, by and between Western Refining Wholesale, LLC and Western Refining Southwest, Inc.

10.3†	Crude Oil Trucking Transportation Services Agreement, dated October 15, 2014, by and among Western Refining Wholesale, LLC, Western Refining Company, L.P. and Western Refining Southwest, Inc.

99.1	Joint Press Release of Western Refining Logistics, LP and Western Refining, Inc. issued October 15, 2014.

†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed October 16, 2014. Such provisions have been filed separately with the Securities and Exchange Commission.